Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-204450), Form S-3D (File No. 333-204287) and Form S-8 (File No. 333-204286, File No. 333-204285, File No. 333-188735, File No. 333-108128 and File No. 333-166507) of Cott Corporation of our reports dated June 20, 2016 relating to the financial statements of Hydra Dutch Holdings 1 B.V. and Eden Springs Group, which appear in Cott Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 21, 2016.

Tel-Aviv, Israel June 30, 2016	/s/ Kesselman & Kesselman Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited